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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 27, 2005

                            DEEP WELL OIL & GAS, INC.
             (Exact name of Registrant as specified in its Charter)

         Nevada                         0-24012                13-3087510
(State or other Jurisdiction)         (Commission             (IRS Employer
     of Incorporation)                File Number)           Identification No.)

        10117 Jasper Avenue, Suite 510, Edmonton, Alberta, Canada T5J 1W8
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 OTHER EVENTS

On October 13, 2005 Surge Global Energy, Inc. and Surge Global Energy (Canada) Ltd. (collectively, "Surge") served us with a Notice of Motion filed in Court of Alberta, District of Calgary. The motion among other things, requests a declaration from Deep Well Oil & Gas that Surge "have complied with their obligations under a particular Farmout agreement and a declaration that Surge have earned 50% of Deep Well's interest in lands located at LSD
01-36-091-13-W5M.


On October 14, 2005, Deep Well Oil & Gas, Inc and Northern Alberta Oil, Inc. (collectively "Deep Well") served Surge Global Energy Inc., along with Surge Global Energy (Canada) Ltd., with a lawsuit issued in the Alberta Court District of Calgary. The lawsuit among other things, seeks a declaration that the Farmout Agreement has been terminated, an order requesting Surge to reconvey to Deep Well title documents as defined in the Farmout Agreement, a declaration that Surge has failed to Spud a test well pursuant to the terms of the Farmout, an order preventing Surge from entering the Farmout lands pending resolution to the lawsuit as well as other various declaratory and injunctive relief, including a damages of $1,000,000 (CAD) for trespass and punitive damages of $250,000 (CAD)

On October 21, 2005, counsel for Deep Well and Surge agreed to a consent order in the Court of Alberta, district of Calgary whereby both parties agreed to consolidate their actions. The consolidated action will continue under the Deep Well action and will tried at the same time.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DEEP WELL OIL & GAS, INC.

Date:  October 27, 2005
                                     By: /s/ Dr. Horst A. Schmid
                                        ----------------------------------------
                                         Name:  Dr. Horst A. Schmid
                                         Title: President